UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way
Madison, Wisconsin	53717-1954
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 608 824-2800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Amendments to Financing Agreement

On December 12, 2025, Accuray Incorporated (the “Company”) entered into Amendment No. 1 to Financing Agreement (the “First Amendment”) in respect of its Financing Agreement, dated as of June 6, 2025 (as amended, amended and restated, supplemented, revised, or otherwise modified from time to time, the “Loan Agreement”), by and among the Company, the guarantors party thereto, TCW Asset Management Company LLC, as administrative agent and collateral agent and the other parties signatory thereto. The principal purpose of the First Amendment is to provide for (i) changes to the calculation of Liquidity to permit the inclusion of certain restricted cash therein and (ii) an extension of the time by which the Company must comply with certain passive company requirements.

On December 15, 2025, the Company entered into Amendment No. 2 to Financing Agreement (the “Second Amendment”) in respect of the Loan Agreement. The principal purpose of the Second Amendment is to provide for (i) the removal of the leverage condition to drawing on the delayed draw term loan facility (the “DDTL”), (ii) reduce the DDTL commitments to $18.25 million and (iii) delay commencement of testing the total leverage ratio and fixed charge coverage ratio financial covenants under the Loan Agreement until the fiscal quarter ending December 31, 2026. In addition, pursuant to the Second Amendment, the prepayment premium applicable to certain prepayments was increased, the Company agreed to pay certain additional premiums totaling $1.9 million and amounts available to be drawn under the revolving credit facility were reduced by $5 million through December 31, 2026.

The foregoing descriptions of the First Amendment and Second Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the First Amendment and Second Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2025.

Warrants to Purchase Common Stock

On December 12, 2025, concurrently with the Company’s entry into the Second Amendment, the Company issued to certain lenders party to the Second Amendment (i) warrants to purchase 3,062,726 shares of Common Stock, which warrants are exercisable on and after six months and one day after their Issue Date (as defined therein) and expire on December 15, 2032 and have an exercise price of $1.50 per share, subject to certain adjustments (the “Super Premium Warrants”), (ii) warrants to purchase 2,187,661 shares of Common Stock, which warrants are exercisable on and after six months and one day after their Issue Date (as defined therein) and expire on December 15, 2032 and have an exercise price of $1.25 per share, subject to certain adjustments (the “Premium Warrants”), and (iii) warrants to purchase 1,750,129 shares of Common Stock, which warrants are exercisable immediately, will expire on December 15, 2032 and have an exercise price of $0.01 per share (the “Penny Warrants”).

Additionally, upon the making of a Delayed Draw Term Loan (as defined in the Loan Agreement) under the DDTL, the Company will issue (i) warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such Delayed Draw Term Loan divided by (2) $18,250,000, by (B) 1.75% of the number of fully diluted shares of Common Stock outstanding, measured as of the date such Delayed Draw Term Loan is incurred, rounded to the nearest whole share, with an exercise price per share of $1.50 (the “DDTL Super Premium Warrants”), (ii) warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such Delayed Draw Term Loan divided by (2) $18,250,000, by (B) 1.25% of the number of fully diluted shares of Common Stock outstanding, measured as of the date such Delayed Draw Term Loan is incurred, rounded to the nearest whole share, with an exercise price per share of $1.25 (the “DDTL Premium Warrants”), and (iii) warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (A) (1) the aggregate principal amount of such Delayed Draw Term Loan divided by (2) $18,250,000, by (B) 1.0% of the number of fully diluted shares of Common Stock outstanding, measured as of the date such Delayed Draw Term Loan is incurred, rounded to the nearest whole share, with an exercise price of $0.01 (the “DDTL Penny Warrants” and together with the Super Premium Warrants, the Premium Warrants, the Penny Warrants, the Super Premium DDTL Warrants and the DDTL Premium Warrants, the “Warrants”).

The Warrants will have certain anti-dilution protection provisions, including price protection anti-dilution protection in the event that the Company sells stock at a price below $1.00 in the case of the Penny Warrants and the DDTL Penny Warrants, $0.93 in the case of the Premium Warrants and the DDTL Premium Warrants and $1.12 in the case of the Super Premium Warrants and the DDTL Super Premium Warrants. The Company agreed to issue the Warrants in connection with, and to induce the lenders to enter into, the Second Amendment. Certain registration rights have also been granted to holders of the Warrants with respect to shares underlying the Warrants.

The foregoing summary of the terms of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Super Premium Warrant, the form of Premium Warrant, the form of Penny Warrant, the form of DDTL Super Premium Warrant, the form of DDTL Premium Warrant and the Form of DDTL Penny Warrant, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2025.

Item 2.05. Costs Associated with Exit or Disposal Activities

On December 15, 2025, as a part of the first phase of its organizational, strategic, and operational transformation plan, the Company initiated an organizational realignment that included a reduction of its global workforce and other operating profit improvement initiatives. On December 15, 2025, the Company informed affected employees of such organizational realignment, which resulted in the elimination of approximately 15 percent of the Company’s global workforce. The Company expects that most affected employees will exit the Company by the end of the third quarter of fiscal 2026, subject to local regulations.

The Company estimates the total restructuring cost arising out of its transformation plan headcount reductions to be approximately $5.4 million, substantially all of which will be paid in cash. Restructuring charges associated with other elements of the transformation plan are estimated at approximately $5.6 million, most of which will also be in cash, resulting in total restructuring charges of approximately $11 million, which charges are expected to be recorded in the second, third and fourth quarters of fiscal year 2026.

Item 3.02 Unregistered Sales of Equity Securities

The issuance of the Warrants and the shares underlying such Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act promulgated thereunder.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On December 15, 2025, the Company issued a press release that included additional information concerning its transformation efforts. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 disclosure, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the estimated costs of the Company’s cost savings initiative, including the timing of such costs and timing of completion. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause such results to differ materially from those projected, including risks ordinarily incident to workforce reductions. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and the Company’s other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to the Company as of the date hereof. The Company disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 15, 2025, titled “Accuray announces first phase of comprehensive strategic, operational, and organizational transformation plan; company expects first phase to improve annualized operating profitability by approximately $25 million and set the stage for renewed growth”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: December 15, 2025	By:	/s/ Ali Pervaiz
Ali Pervaiz
Senior Vice President, Chief Financial Officer

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